UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JASN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in Jason Industries, Inc.’s (the “Company”) Current Report on Form 8-K filed on July 3, 2019, the Company received notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company did not satisfy Nasdaq Listing Rule 5550(b)(2), insofar as the market value of the Company’s listed securities was less than $35 million for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company had been provided a 180-day grace period within which to regain compliance with that requirement, through December 30, 2019.

On January 3, 2020, the Company received a letter from the Nasdaq Listing Qualifications Staff indicating that, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5550(b)(2), which requires an issuer to maintain a market value of listed securities of at least $35 million, the Company’s securities would be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq hearings panel.

Also, as previously disclosed in the Company’s Current Report on Form 8-K filed on July 17, 2019, the Company received an additional notice from Nasdaq indicating that the Company did not satisfy Nasdaq Listing Rule 5500(a)(2), insofar as the bid price for the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company had been provided a 180-day grace period within which to regain compliance with that requirement, through January 7, 2020.

On January 8, 2020, the Company received a second letter from the Nasdaq Listing Qualifications Staff indicating that, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5550(a)(2), which requires an issuer to maintain a bid price of at least $1.00 per share, the Company’s securities would be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq hearings panel.

The Company does not intend to request a hearing before that panel in regards to non-compliance with Nasdaq Listing Rule 5500(b)(2) or Nasdaq Listing Rule 5500(a)(2) and, as a result, trading of the Company’s common stock on The Nasdaq Capital Market will be suspended at the opening of business on January 14, 2020.

The Company anticipates pursuing the trading of its common stock on the OTC market. The Company can provide no assurance that the common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, whether the trading volume of the common stock will be sufficient to provide for an efficient trading market or whether quotes for the common stock will continue on this market in the future.

In no event will the foregoing affect the Company’s business operations or its reporting with the Securities and Exchange Commission and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Kevin M. Kuznicki
Name:    Kevin M. Kuznicki

Title:	Senior Vice President, General Counsel & Secretary

Date: January 9, 2020